UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 5, 2013, the Board of Directors (the “Board”) of International Game Technology (the “Company”) approved certain amendments, as described below, to the International Game Technology 2002 Stock Incentive Plan (the “SIP”), subject to approval by the Company’s stockholders of such amendments at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”). The Company’s stockholders approved the amendments at the 2013 Annual Meeting on March 5, 2013.

The SIP was scheduled to expire on December 17, 2013. The amendments extend the Company’s ability to grant new awards under the SIP until December 31, 2022. The amendments also extend the Company’s ability to grant certain performance-based awards, designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code, through the first annual meeting of the Company’s stockholders that occurs in 2018. This expiration time is earlier than the proposed expiration date of the SIP as described above and is required under applicable tax rules.

Except as amended as described above, the other terms and conditions of the SIP will continue in effect. A more complete description of the terms of the amended SIP can be found in “Proposal 2—Approval of an Amendment to the International Game Technology 2002 Stock Incentive Plan” in the Company’s definitive proxy statement dated January 23, 2013 and filed with the Securities and Exchange Commission on January 23, 2013, which description is incorporated by reference herein. The foregoing descriptions are qualified in their entirety by reference to the SIP, as amended, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On March 11, 2013, the independent inspector of elections for the 2013 Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote at the 2013 Annual Meeting, certifying the voting results set forth below.

Proposal 1. Election of Directors

The Company’s stockholders elected the following nominees to serve a one-year term on the Board: Paget L. Alves, Janice Chaffin, Greg Creed, Patti S. Hart, Robert J. Miller, Vincent L. Sadusky, Philip G. Satre and Daniel B. Silvers. The complete final tabulation of voting results for the election of directors is set forth below.

Board of Directors Nominees

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paget L. Alves	93,106,031	840,690	7,853,523
Janice Chaffin	203,677,542	1,330,048	7,853,523
Greg Creed	203,718,226	1,289,364	7,853,523
Patti S. Hart	203,470,233	1,537,357	7,853,523
Robert J. Miller	203,681,663	1,325,927	7,853,523
David E. Roberson	84,218,205	847,160	7,853,523
Vincent L. Sadusky	91,856,284	859,650	7,853,523
Philip G. Satre	203,035,575	1,972,015	7,853,523

Ader Group Nominees

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Raymond J. Brooks, Jr.	32,798,886	80,511,135	7,853,523
Charles N. Mathewson	30,676,195	88,981,020	7,853,523
Daniel B. Silvers	113,041,540	343,029	7,853,523

Proposal 2. To approve an amendment to the SIP as described in the Company’s proxy statement for the 2013 Annual Meeting

Proposal 2 was a management proposal to approve an amendment to the SIP. According to the final tabulation of voting results, this proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
184,804,325	13,101,298	8,122,295	7,853,540

Proposal 3. To approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement for the 2013 Annual Meeting

Proposal 3 was a management proposal to hold an advisory vote on the compensation of the Company’s named executive officers. According to the final tabulation of voting results, this proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
178,252,922	6,876,771	20,898,225	7,853,540

Proposal 4. Ratification of appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2013

Proposal 4 was a management proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2013. According to the final tabulation of voting results, this proposal was approved.

Votes For	Votes Against	Abstentions
209,820,146	1,790,429	2,270,883

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
10.1	International Game Technology 2002 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

	By:	/s/ Paul C. Gracey, Jr.
Date: March 11, 2013		Paul C. Gracey, Jr.
General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	International Game Technology 2002 Stock Incentive Plan, as amended